UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2011

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

HFA Initiative Program Modifications

On November 23, 2011, Fannie Mae (formally known as the Federal National Mortgage Association) entered into an Omnibus Consent to HFA Initiative Program Modifications (the “Consent”) with the U.S. Department of the Treasury (“Treasury”), Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), and the Federal Housing Finance Agency (“FHFA”), pursuant to which the parties have agreed to specified modifications to the HFA initiative programs, which are described further below.

The terms of the HFA initiative programs were established initially pursuant to a Memorandum of Understanding (“MOU”) among the parties entered into on October 19, 2009, as reported on a current report on Form 8-K we filed on October 23, 2009. Pursuant to the HFA initiative programs, we, Freddie Mac and Treasury agreed to provide assistance to state and local housing finance agencies (“HFAs”) so that the HFAs could continue to meet their mission of providing affordable financing for both single-family and multifamily housing. Pursuant to this HFA initiative, we, Freddie Mac and Treasury are providing assistance to the HFAs through two primary programs: a temporary credit and liquidity facilities (“TCLF”) program and a new issue bond (“NIB”) program. For more information regarding the HFA initiative programs, see “Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons—Transactions with Treasury—Treasury Housing Finance Agency Initiative” in our Form 10-K for the year ended December 31, 2010, which we filed on February 24, 2011 (the “2010 Form 10-K”). As of September 30, 2011, we had $3.3 billion of standby credit and liquidity support outstanding under the TCLF program (which includes principal and interest) and $7.5 billion in outstanding pass-through securities backed by single-family and multifamily housing bonds issued by HFAs under the NIB program.

Pursuant to the Consent, the parties have agreed to the following modifications to the HFA initiative programs:

•	TCLF program. The expiration date for the TCLFs will be extended for three years, from December 2012 to December 2015. HFAs that participate in the extension of the TCLF program will be required to develop and submit a plan to Treasury, Fannie Mae and Freddie Mac that includes a summary of the methods the HFAs will use to reduce TLCF exposure in the future and that is acceptable to Treasury, Fannie Mae and Freddie Mac. The parties have also agreed to other modifications to the TCLF program, such as pricing changes and additional reporting requirements.

•	NIB program. The expiration date for release of escrowed funds for the NIB program will be extended from December 31, 2011 to December 31, 2012. The parties have also agreed to other modifications to the NIB program, such as pricing changes and increased flexibility to use NIB program funds to refund TCLF program-supported bonds.

These modifications will not increase the overall amount of funds allocated to the HFA initiative programs. In addition, Treasury continues to bear the risk of initial losses of principal under the TCLF and NIB programs up to 35% of total original principal on a combined program-wide basis.

Description of Material Relationships with Parties

Discussions of FHFA’s role as our and Freddie Mac’s conservator and regulator are set forth in a current report on Form 8-K we filed on October 23, 2009 under the heading “Description of Material Relationships with Parties to MOU” and are incorporated herein by reference.

Discussions of Treasury’s beneficial ownership of our common stock and our senior preferred stock purchase agreement with Treasury under which Treasury committed to provide us funds are contained in the 2010 Form 10-K under “Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons—Transactions with Treasury” and are incorporated herein by reference.

For more information about the conservatorship (including the rights and powers of FHFA as our conservator) and our agreements with Treasury, see “Business—Conservatorship and Treasury Agreements” in the 2010 Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

November 30, 2011	By:	/s/ Michael J. Williams

Name: Michael J. Williams
Title: President and Chief Executive Officer